UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2005

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31305	22-3802649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey		08809-4000
(Address of Principal Executive Offices)		(Zip Code)

(908) 730-4000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

Item 1.01                                             Entry Into a Material Definitive Agreement.

On March 30, 2005, the Compensation Committee of the Board of Directors of Foster Wheeler Ltd. approved cash bonus payments for 2004 for its executive officers under the Foster Wheeler Annual Incentive Plan for 2002 and Subsequent Years.  A written description of the 2004 bonus amounts for certain of these officers is set forth on Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements:

None.

(b)                                 Pro Forma Financial Information:

None.

(c)                                  Exhibits:

99.1                           Information on Cash Bonus Awards for 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: April 5, 2005	By:	/s/ Lisa Fries Gardner
Lisa Fries Gardner
Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Information on Cash Bonus Awards for 2004